Exhibit 10.1

AGREEMENT FOR MARKETING SERVICES

This Agreement (the “Agreement”) shall confirm Lexaria Corp.’s (“Lexaria” or “the Company”) engagement of Investor Outreach Services LLC (“IOS”) for the purposes of services as set forth below in consideration for the compensation described hereinafter.

Services. IOS will create a Marketing program for the purpose of introducing Lexaria Corp. to investors. This program will include an agreement between IOS and a contracted organization whose sole purpose is to disseminate public domain available information that has been approved by Lexaria management

Lexaria acknowledges that the success of Services is largely dependent upon factors and circumstances outside the control of IOS. The Company acknowledges that IOS has not made any representations, warranties or guarantees that the Services to be provided shall result in the purchase of Lexaria securities by investors; the achievement of any particular result with respect to Lexaria’s business, stock price, trading volume, market capitalization or otherwise.

Information. Lexaria agrees to provide IOS on a regular and timely basis such information, historical financial data, projections, proformas, business plans, due diligence documentation, and other information (collectively the “Information”) on Lexaria that IOS may reasonably request or require to perform the services set forth herein. The information provided by Lexaria pertaining to the Company’s business to IOS shall be true, complete, accurate, and current in all respects and shall not set forth any untrue statements nor omit any fact required or necessary to make the Information provided not misleading. The Company shall be deemed to make a continuing representation of the accuracy and completeness of any and all Information that it supplies to IOS and Lexaria acknowledges that it intends for IOS to rely on this representation and the continued accuracy and completeness of the information without independent verification in the performance of the Services as described above.

Consulting Fee. Lexaria shall deliver to IOS a fee, via wire transfer, of $7,000 US Dollars.

Terms and Termination. The term of this Agreement shall be for 30-days. Either Party may terminate this Agreement prior to the expiration of the Term upon a 5-day written notice to the non-terminating party. If terminated, irrespective of the reasons for such termination, IOS shall not be required to perform any additional services beyond the termination date and the engagement fee already paid to IOS shall be deemed earned in full.

Relationship of the Parties. IOS is an independent contractor, responsible for compensation of its agents and representatives.

Indemnification by Lexaria Energy to IOS. Lexaria shall indemnify and hold harmless IOS and its directors, officers, employees, agents, attorneys, and assigns from and against any and all losses, claims, costs, damages, or liabilities (including the fees and expenses of legal counsel) to which any of them may become subject in connection with the investigation, defense or settlement of any actions or claims arising out of any inaccurate statement or misrepresentation of Lexaria, provided that such indemnification shall not pertain to any information provided by, reviewed by or attributable to IOS. Lexaria shall not be liable for any settlement of any action effected without its written consent.

Indemnification by IOS to Lexaria Energy. IOS shall indemnify and hold harmless Lexaria and its directors, officers, employees, agents, attorneys and assigns from and against any and all losses, claims, costs, damages, or liabilities (including the fees and expenses of legal counsel) to which any of them may become subject in connection with the investigation, defense or settlement of any actions or claims arising out of any inaccurate statement or misrepresentation of IOS, provided that such indemnification shall not pertain to any information provided by, reviewed by or attributable to Lexaria. IOS shall not be liable for any settlement of any action effected without its written consent.

Governing Law. This Agreement shall be governed by and construed under the laws of the State of Colorado without regard to principals of conflicts of laws provisions.

Prevailing Party Rights. In the event that any dispute among the parties to this Agreement should result in arbitration or litigation, the substantially prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such substantially prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals and collection.

This is our Agreement. The parties agree and acknowledge that they have jointly participated in the negotiation and drafting of this Agreement and that this Agreement has been fully reviewed and negotiated by the parties and their respective counsel. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement.

If the foregoing is in accordance with your understanding, please confirm your acceptance and agreement by signing and returning the enclosed duplicate of this Agreement that will thereupon constitute an agreement between us.

By: /s/ Al Turano
Al Turano, IOS

Investor Outreach Services, LLC.
11025 Hill Gail Ct.
Parker, Colorado 80138
Phone: 888.831.7405 / 720.379.5115
Email: al@IOS1.net
Fax: 720-4751341

Accepted and approved this 15th day of April 2011.

By: /s/ Chirs Bunka
Chris Bunka, President/CEO/Chairman

Lexaria Corp.
Suite 950, 1130 West Pender Street
Vancouver BC Canada V6E 4A4
Phone: 604-602-1675